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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 15, 1996

                          Reading Entertainment, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

           1-649                                        23-2859312
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(Commission File Number)                    (I.R.S. Employer Identification No.)

One Penn Square West
30 South Fifteenth Street, Suite 1350
Philadelphia, Pennsylvania                              19102-4813
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(Address of Principal Executive Offices)                (Zip Code)


                                (215) 569-3344
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              Registrant's Telephone Number, Including Area Code

                                Reading Company
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets


The transactions described below are described in greater detail in the Proxy Statement/Prospectus (the "Proxy Statement") included in the Reading Entertainment, Inc. ("Reading Entertainment") Form S-4 Registration Statement dated October 4, 1996 (No. 333-13413).

On October 15, 1996, pursuant to an Exchange Agreement, dated September 4, 1996 (the "Exchange Agreement"), Reading Entertainment issued (i) 70,000 shares of Reading Entertainment's Series A Voting Cumulative Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), to Citadel Acquisition Corporation ("CAC"), and granted certain contractual rights to Citadel Holding Corporation ("Citadel") and CAC, for $7 million in cash and (ii) 550,000 shares of Reading Entertainment's Series B Voting Cumulative Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), and 2,476,190 shares of Reading Entertainment Common Stock to Craig Corporation ("Craig") and its wholly owned subsidiary, Craig Management Inc. ("CMI") in exchange for certain assets owned by Craig and CMI. The assets acquired by Reading Entertainment from Craig and CMI consist of 693,650 shares of Series B Preferred Stock of Stater Bros. Holdings Inc. (the "Stater Stock"), Craig's 50% membership interest in Reading International Cinemas LLC, of which an indirect wholly owned subsidiary of Reading Entertainment is the sole other member, and 1,329,114 shares of the 3% Cumulative Voting Convertible Preferred Stock, stated value $3.95 per share, of Citadel. The Exchange Agreement is included as Exhibit F to the Proxy Statement.

The Series A Preferred Stock (i) bears a cumulative dividend of 6.5%, payable quarterly, and (ii) is convertible any time after 18 months of issuance (or earlier upon a change of control of Reading Entertainment) into shares of Reading Entertainment Common Stock at a conversion price of $11.50 per share. The Series B Convertible Stock (i) bears a cumulative dividend of 6.5%, payable quarterly, and (ii) is convertible, at any time after 18 months from issuance, into shares of Reading Entertainment Common Stock at a conversion price of $12.25 per share. Holders of the Series A and Series B Convertible Stock are entitled to 9.64 votes per share held on all matters brought to a vote of the shareholders of Reading Entertainment.

Also pursuant to the Exchange Agreement, Reading Entertainment, Citadel and CAC entered into an Asset Put and Registration Rights Agreement pursuant to which Citadel has the right (the "Asset Put Option"), exercisable at any time after October 15, 1996 and until 30 days after Reading Entertainment files its Annual Report on Form 10-K for the year ending December 31, 1999, to require Reading Entertainment to acquire substantially all of Citadel's assets, and assume related liabilities (such as mortgages), for shares of Reading Entertainment Common Stock. Reading Entertainment will not be obligated to acquire (i) the shares of
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Series A Preferred Stock or Reading Entertainment Common Stock held by CAC (or the capital stock of CAC), (ii) such amount of cash or marketable securities as Citadel determines to retain to provide necessary liquidity to Citadel, (iii) such other assets as the Board of Directors of Reading Entertainment determines, are subject to liabilities reasonably likely to be in excess of the fair market value of such assets, (iv) assets acquired by Citadel subsequent to closing without Reading Entertainment's approval to the extent such acquired assets have a value in excess of $5 million or (v) any assets exceeding $30 million in aggregate value. In exchange for Citadel's assets on exercise of the Asset Put Option, Reading Entertainment will deliver to Citadel a number of shares of Reading Entertainment Common Stock determined by dividing the value of the Citadel assets, as determined by appraisal, by a stated value of the Reading Common Stock defined in the Asset Put Agreement. The Asset Put agreement is included in the Proxy Statement as Exhibit 8.4(e) to the Exchange Agreement.

Since 1989, Craig has been the principal controlling shareholder of Reading Entertainment. As of the date of the filing of this Form 8-K, Craig and CMI own 5,087,016 shares of Reading Entertainment's Common Stock, representing approximately 68.3% of Reading Entertainment's outstanding Common Stock. In addition, Craig and CMI own 550,000 shares of Reading Entertainment's Series B Voting Cumulative Convertible Preferred Stock, which, when combined with their Common Stock holdings, represents approximately 77.4% of the outstanding voting securities of Reading Entertainment.

As of the date of the filing of this Form 8-K, Citadel's holdings of Reading Entertainment represent approximately 5% of the outstanding voting securities of Reading Entertainment. Reading Entertainment owns 1,564,473 shares of Citadel Common Stock, representing approximately 26.1% of the outstanding Common Stock of Citadel. Also as of this date, Reading Entertainment owns 1,329,114 shares of Citadel Preferred Stock, which, when considered with Reading Entertainment's holdings of Citadel Common Stock, represents approximately 39.5% of the aggregate voting power of all outstanding shares of Citadel's capital stock. Craig also holds a warrant to purchase 666,000 shares of Citadel Common Stock at an exercise price of $3.00 per share. If the Citadel Preferred Stock were converted into Citadel Common Stock and such warrant held by Craig were exercised, Reading Entertainment and Craig could hold over a majority of the aggregate voting power of such capital stock (depending on the market price of Citadel Common Stock, since the conversion price of the Citadel Preferred Stock is based on a 60-trading day average of the market price of the Citadel Common Stock). There is substantial overlap among the managements of Reading Entertainment, Craig and Citadel.


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements required were previously reported in the Proxy
Statement.
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(b)  Pro forma financial information.

The Pro forma financial information required were previously reported in the Proxy Statement.

(c)  Exhibits - None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             READING ENTERTAINMENT, INC.



Date:  October 30, 1996      By:/s/ S. Craig Tompkins
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                                S. Craig Tompkins
                                President